                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 12, 2004
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                                  Langer, Inc.
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             (Exact name of registrant as specified in its charter)

             Delaware                   0-12991               11-2239561
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  (State or other jurisdiction     (Commission File          (IRS Employer
        of incorporation)               Number)           Identification No.)

    450 Commack Road, Deer Park, New York                    11729 - 4510
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   (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: 631-667-1200
                                                   ---------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Kanders & Company

On November 12, 2004, Langer, Inc., (the "Company") entered into a consulting agreement (the "Consulting Agreement") with Kanders & Company, Inc., the sole stockholder of which is Warren B. Kanders, who on November 12, 2004 became our
Chairman of the Board of Directors. The Consulting Agreement provides that
Kanders & Company, Inc. will act as our non-exclusive consultant, providing general investment banking and financial advisory services for a term of three years. The Consulting Agreement provides for Kanders & Company, Inc. to receive an annual fee of $200,000, options to purchase 240,000 shares of our common stock at an exercise price of $7.50 per share, vesting in three equal annual installments beginning on November 12, 2005, as well as indemnification protection.

Andrew H. Meyers

On November 16, 2004, the Company and Andrew H. Meyers, our President and Chief
Executive Officer, agreed to extend his employment agreement with us for an additional year ending December 31, 2005, and to modify certain other provisions of his employment agreement. The agreement, as amended, provides for a base salary of $175,000, participation in incentive or bonus plans at the discretion of our Board of Directors and maintenance of a $1 million life insurance policy for Mr. Meyers' beneficiary. Mr. Meyers would be entitled to terminate his employment agreement and receive payment of $300,000 over a period of one-year in addition to any accrued but unpaid obligations of the Company if we terminate his agreement "without cause", he terminates for "good reason", or in the event of a "change of control" of the Company as such terms are defined in the agreement. Mr. Meyers also agreed to certain confidentiality and non-competition provisions and certain limitations on his ability to sell or transfer his shares of common stock or options for the purchase of common stock.

W. Gray Hudkins

On November 16, 2004, the Company entered into an employment agreement with W.
Gray Hudkins, effective as of October 1, 2004, that provides he will serve as our Chief Operating Officer for a term expiring on October 1, 2007. The agreement provides for a base salary of $200,000, participation in incentive and bonus plans at the discretion of our Board of Directors, ten-year options to purchase up to 150,000 shares of our common stock, at an exercise price of $7.50 per share, vesting in three equal annual installments commencing on October 1,
2005, and maintenance of a $1 million life insurance policy for Mr. Hudkins'
beneficiary. Mr. Hudkins has also agreed to certain confidentiality, non-competition, and non-solicitation provisions. In the event Mr. Hudkins is terminated by us "without cause", he is entitled to receive his base compensation, which may be payable at our option in cash or shares of our common stock, for a period of six months from the date of such termination.

Steven Goldstein

On November 16, 2004, the Company entered into an employment agreement with
Steven Goldstein, effective as of January 1, 2004, that provides that he will serve as our Executive Vice President for a term expiring on December 31, 2007.
The agreement provides for a base salary of $250,000, participation in incentive and bonus plans at the discretion of our Board of Directors, ten-year options to purchase up to 100,000 shares of our common stock, at an exercise price of $7.50 per share, vesting in three equal annual installments commencing on January 1,
2005, and maintenance of a $1 million life insurance policy for Mr. Goldstein's beneficiary. Mr. Goldstein also receives a car allowance of $500 a month. Mr.
Goldstein has also agreed to certain confidentiality, non-competition, and non-solicitation provisions. In the event Mr. Goldstein is terminated by us
"without cause", he is entitled to receive his base compensation, which may be payable at our option in cash or shares of our common stock, for a period of six months from the date of such termination.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 15, 2004, the Company issued an earnings press release announcing financial results for the third quarter ended September 30, 2004. A copy of the earnings press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934,
nor shall it be deemed incorporated by reference in any filing under the
Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS' ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. Kanders was appointed as Chairman of the Board of Directors of the Company
effective as of November 12, 2004. Mr. Kanders has served as the chairman of the board of directors of Armor Holdings, Inc., which is listed on the New York
Stock Exchange, since January 1996 and as its Chief Executive Officer since
April 2003. Mr. Kanders has served as a member of the board of directors of
Clarus Corporation, which is listed on The OTC Bulletin Board, since June 2002 and as the Executive Chairman of Clarus Corporation's board of directors since
December 2002. Mr. Kanders has also served as the Executive Chairman of Net
Perceptions' board of directors, which is listed on The OTC Bulletin Board, since April 2004. From October 1992 to May 1996, Mr. Kanders served as Vice
Chairman of the board of Benson Eyecare Corporation. From June 1992 to March
1993, Mr. Kanders served as the President and a director of Pembridge Holdings,
Inc. Mr. Kanders received a B.A. degree in Economics from Brown University in
1979. Mr. Kanders is 46 years old.

As discussed above in Item 1.01, on November 12, 2004, we entered into the
Consulting Agreement with Kanders & Company, Inc., the sole stockholder of which is Mr. Kanders. Mr. Kanders is the sole manager and voting member of Langer
Partners LLC ("Langer Partners"), one of our principal stockholders. Langer
Partners holds $2,500,000 principal

amount of our 4% convertible subordinated notes due August 31, 2006, as well as
$750,000 principal amount of our 7% Senior Subordinated Notes due September 30,
2007 and related warrants to purchase 15,000 shares of our common stock at an exercise price of $0.02 per share. In connection with our acquisition of
Silipos, Inc., we granted 100,000 shares of restricted stock to Kanders &
Company, Inc., vesting on the third anniversary of the grant date and accelerating upon a change of control of the Company.

Mr. Hudkins was appointed as Chief Operating Officer of the Company effective as of November 12, 2004. Previously, the Company announced Mr. Hudkins was appointed as Acting Chief Operating Officer. Mr. Hudkins has served as Director of Corporate Development for Clarus Corporation since December 2002, as a
Principal in Kanders & Company, Inc. since December 2003, and as Director of
Corporate Development for Net Perceptions, Inc. since April 2004. Prior to this, from February 2002 until December 2002, Mr. Hudkins served as Manager of
Financial Planning and Development for Bay Travelgear, Inc., a branded consumer products company based in New York and Chicago. From April 2000 until February
2002, Mr. Hudkins served as an Associate at Chartwell Investments LLC, a New
York based private equity firm, and from August 1999 until March 2000, Mr.
Hudkins served as an Associate at Saunder, Karp & Megrue, a private merchant bank based in Stamford, CT. Mr. Hudkins graduated cum laude with an A.B. in
Economics and a Certificate in Germanic Language and Literature from Princeton
University in 1997. Mr. Hudkins is 29 years old. As discussed above in Item
1.01, on November 15, 2004, we entered into an employment agreement with Mr.
Hudkins, effective as of October 1, 2004.

In connection with our acquisition of Silipos, Inc., we granted 40,000 shares of restricted stock to Mr. Hudkins, vesting in three equal annual tranches commencing on the first anniversary of the grant date and accelerating upon a change of control of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

          The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

            Number         Exhibit
            ------         -------

            99.1           Press Release dated November 15, 2004 with respect to
                           the Company's financial results for the third quarter
                           ended September 30, 2004 (furnished only).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 16, 2004

LANGER, INC.

By: /s/ Andrew H. Meyers
    --------------------
    Andrew H. Meyers
    President and Chief Executive Officer

                                  Exhibit Index

      Number         Exhibit
      ------         -------

      99.1           Press Release dated November 15, 2004 with respect to the
                     Company's financial results for the third quarter ended
                     September 30, 2004 (furnished only).